EXHIBIT 10.07 (c)


         THIS AMENDMENT NO. 2, is made and entered into this 144A day of October, 1997, by and between PARK ELECTROCHEMICAL CORP., a New York corporation (the "Company"), having an office at S Dakota Drive, Lake Success, New York 11042, and JERRY SHORE (hereinafter called "Shore"), residing at Lighthouse Road, Sands Point, New York.


                          WITNESSETH:

        WHEREAS, the Company and Shore have previously executed and delivered an Amended and Restated Employment Agreement, dated as of February 28, 1994, as thereafter amended (as so amended, the Amended and Restated Employment Agreement is hereinafter referred to as the "Employment Agreement"); and

        WHEREAS, in accordance with Section 5 of the Employment Agreement, effective March 3, 1997 Shore retired from full-time employment with the Company and commenced serving as a consultant for a term of five years; and

        WHEREAS, the Company believes it is desirable and in the best interests of the Company and its shareholders that (i) the five-year consulting period be extended and (ii) the Company obtain from Shore certain non-competition covenants to remain in effect throughout the extended consulting period, in consideration for which the Company is agreeing to provide certain additional life insurance benefits to Shore.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

        1. Amendment to Section 5 of Employment Agreement. Section 5 of the Employment Agreement shall be amended by replacing the second sentence thereof with the following:

        "Upon the effective date of such retirement and for a period of six (6) years thereafter (the "consulting period"), Shore shall make himself available to advise and consult with officers and other employees of the Company so that the Company may continue to have the benefit of his experience and knowledge of the affairs of the Company and of his reputation and contacts in the industries in which the Company is engaged in business."

        2. Amendment to Section 11 of Emplovment Agreement. Section 11 of the Employment Agreement shall be amended in its entirety to read as follows:

        "11. Non-Competition. (a) Shore shall not, during the consulting period, directly or indirectly: (i) induce any person connected with or employed by the Company or any subsidiary of the Company to leave the employ of the Company or any such subsidiary; or (ii) solicit the employment of any such person on his own behalf or on behalf of any other person, firm, corporation, association or any other entity.

        "(b) Shore shall not, during the consulting period, without the prior approval of the Board of Directors of the Company, directly or indirectly engage in competition ("Competition") with the Company. For purposes of this Agreement, Competition by Shore shall mean Shore's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere which competes, directly or indirectly, with the business of the Company; provided, however, that Shore shall not be deemed to have engaged in Competition merely by owning not more than 5% of the outstanding securities of a corporation if such securities are traded on a national stock exchange or in the over-the-counter market."

        3. Full Force and Effect. This Amendment No. 2 constitutes an amendment to the Employment Agreement as contemplated by Section 12 thereof. The Employment Agreement, as modified by this Amendment No. 2, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                  PARK ELECTROCHEMICAL CORP.


                             By:  /s/Brian E. Shore
                                  Title: President



                                  /s/Jerry Shore
                                  Jerry Shore